Exhibit 10.2
Mobility Global Inc.
RESTRICTED STOCK UNIT AWARD AGREEMENT
(For Employees)
This Restricted Stock Unit Award Agreement (“Agreement”) is entered into by and between
Mobility Global Inc. (the “Company”) and the participant whose name appears below (the
“Participant”) in order to set forth the terms and conditions of Restricted Stock Units (the
“RSUs”) granted to the Participant under the Mobility Global Inc. 2026 Long Term Incentive
Plan (the “Plan”).
Participant’s Name:

Award Type	“Date of Grant”	Number of RSUs	“Vesting Schedule”
RSUs	[●]	[●]	[●]
Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the number of RSUs, with the Vesting Schedule as set forth above.  Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.
If the Participant does not sign this Agreement within 60 days following the Date of Grant, the
RSUs granted hereunder shall be forfeited.
[SIGNED ELECTRONICALLY THROUGH E*TRADE]

Mobility Global Inc.
MOBILITY GLOBAL INC. 2026 LONG TERM INCENTIVE PLAN
Terms and Conditions of RSU Grant
1.GRANT OF RSUs.  The RSUs have been granted to the Participant as an incentive for the Participant to continue to provide services to the Company and its Subsidiaries, including the Subsidiary employing the Participant (the “Employer”), and to align the
Participant’s interests with those of the Company. Each RSU corresponds to one share of
Stock. Each RSU constitutes a contingent and unsecured promise by the Company to deliver one share of Stock on the settlement date, as set forth in Section 4.
2.VESTING; FORFEITURE; TERMINATION PROTECTIONS.
(a)Vesting. The RSUs shall vest in accordance with the Vesting Schedule, subject to the Participant’s continuous employment with the Company and its Subsidiaries through each applicable vesting date.
(b)Forfeiture. Except as otherwise provided in Section 2(c), all unvested RSUs shall be immediately forfeited upon the Participant’s cessation of employment and other service relationships with the Company and its Subsidiaries (the
Participant's “Termination”) for any reason. All RSUs, whether vested or unvested, shall be immediately forfeited upon the Participant’s (i) Termination due to the Participant’s Termination by the Company or its Subsidiaries for Cause
or (ii) breach of any restrictive covenants to which the Participant is subject with respect to the Company or its Subsidiaries.
(c)Death, Disability, Retirement, or Involuntary Termination.
(i)Death or Disability. Upon the Participant’s Termination due to the
Participant’s death or Disability, all of the RSUs shall be deemed to be vested as of the date of the Termination.
(ii)Retirement. Upon the Participant’s Termination for any reason (other than by the Company and its Subsidiaries for Cause) on or after (x) attaining age 65 and (y) the one-year anniversary of the Date of Grant, all of the
RSUs shall continue to vest on their original schedule as though the
Participant had not experienced a Termination.
(iii)Involuntary Termination With Severance not Related to a Change in
Control. Upon the Participant’s Termination under circumstances that entitle the Participant to severance benefits under any severance plan of the Company or its Subsidiaries, in each case, more than six months prior to or more than 24 months following a Change in Control, subject to the
Participant’s execution and non-revocation of a general release of claims in a form reasonably acceptable to the Company, a pro rata portion of the
RSUs scheduled to vest on the next vesting date shall vest on such vesting
1 Note to Draft: Bracketed language in this section to be removed for participants who do not participate in the executive severance plan.

date as though the Participant had not experienced a Termination. Such pro rata portion shall be calculated based on the number of days that the
Participant was employed during the period from the most recent vesting date (or Date of Grant) through the date of such Termination, divided by the number of days from the most recent vesting date (or Date of Grant)
through the next scheduled vesting date.
(iv)Termination Without Cause [or Resignation For Good Reason Within Six
Months Prior To or] Within 24 Months Following a Change in Control.
Upon the Participant’s Termination due to a [(x)] Termination by the
Company and its Subsidiaries without Cause [or (y) Termination by the
Participant for Good Reason (as defined in the Company’s Executive
Severance Plan (as amended)), in each case, within six months prior to or]
within 24 months following a Change in Control, subject to the
Participant’s execution and non-revocation of a general release of claims in a form reasonably acceptable to the Company, all of the RSUs shall continue to vest on their original schedule as though the Participant had not experienced a Termination.1
3.CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Plan), to the extent the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for the RSUs with substantially equivalent value and on substantially the same terms and conditions, all unvested RSUs hereunder shall become fully vested as of such Change in Control.
4.SETTLEMENT. Except as otherwise set forth in the Plan and subject to Section 12(k), any vested RSUs shall be settled on the date that is (i) other than in the case of a
Termination due to death or Disability, no later than 60 days following the applicable vesting date set forth in the Vesting Schedule and (ii) in the case of a Termination due to death or Disability, no later than 60 days following the occurrence of such death or
Disability.
5.DIVIDEND EQUIVALENT PAYMENTS. Until the RSUs settle, if the Company pays a dividend on Stock, the Participant will be entitled to a cash payment with the same value
(as determined by the Committee) as the dividend the Participant would have received if the Participant held Stock in respect of the Participant’s RSUs granted hereunder and outstanding immediately prior to the record date of the dividend (a “Dividend
Equivalent”). No such Dividend Equivalents shall be paid to the Participant with respect to any RSUs that are cancelled or forfeited prior to the applicable vesting date. All
Dividend Equivalents shall be paid, if at all, and without interest, at the same time that the underlying RSUs are settled in accordance with Section 4 hereof.
6.NONTRANSFERABILITY. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated, or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested Stock issuable hereunder, unless otherwise provided by the Committee.
7.TAX AND WITHHOLDING.  Pursuant to rules and procedures that the Company or the
Employer establishes, federal, state, local or foreign income or other tax or other withholding obligations arising upon settlement of the RSUs may be satisfied, in the
Committee’s sole discretion, by having the Company or the Employer withhold Stock, by having the Participant sell Stock or by having the Company or the Employer withhold cash if the Company provides for a cash withholding option, in each case in an amount sufficient to satisfy the tax or other withholding obligations to the extent permitted by the
Plan.  Any withholding or sale of Stock shall comply with the requirements of Financial
Accounting Standards Board, Accounting Standards Codification, Topic 718, and any
withholding satisfied through a net-settlement of the RSUs shall be limited to the maximum statutory withholding requirements. The Participant acknowledges that, if the
Participant is subject to taxes in more than one jurisdiction, the Company or the
Employer may be required to withhold or account for taxes in more than one jurisdiction.
8.RIGHTS AS STOCKHOLDER.  The Participant will not have any rights as a stockholder in the Stock corresponding to the RSUs prior to settlement of the RSUs.
9.SECURITIES LAW COMPLIANCE.  The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing Stock issued upon settlement of the RSUs and any stock certificates that may subsequently be issued in substitution for the original certificates.  The Company may advise the transfer agent to place a stop order against such Stock if it determines that such an order is necessary or advisable. Stock issued upon the settlement of the RSUs may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration
10.COMPLIANCE WITH LAW.  Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Stock issued upon settlement of the RSUs (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.
11.RESTRICTIVE COVENANTS. As a condition precedent to the grant of the RSUs, the
Participant hereby agrees to be subject to the restrictive covenants set forth in Exhibit A hereto (the “Restrictive Covenants”), which are incorporated herein by reference.

12.MISCELLANEOUS.
(a)Global Appendix. The RSUs are subject to all applicable terms and conditions set out in a “Global Appendix” to be provided to the Participant separately (which may be amended by the Company from time to time), including any terms and conditions that are specific to the Participant’s jurisdiction, if any.
(b)No Right To Continued Employment or Service. This Agreement shall not confer upon the Participant any right to continue in the employ or service of the
Company or a Subsidiary, including the Employer, or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or a Subsidiary, including the Employer, to modify the terms of or terminate the Participant’s employment or service at any time.
(c)No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the
Participant’s participation in the Plan or acquisition or sale of the underlying
Stock.  The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan or the RSUs.
(d)Cancellation/Clawback. The Participant hereby acknowledges and agrees that the
Participant and the RSUs are subject to the terms and conditions of Section 15(i)
of the Plan (regarding reduction, cancellation, forfeiture or recoupment of Awards upon the occurrence of certain specified events).
(e)Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.
(f)Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 3(c) and 13 Plan, no amendment of the Plan or this Agreement may, without the consent of the Participant, adversely affect the rights of the Participant in a material manner with respect to the RSUs granted pursuant to this Agreement.
(g)Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
(h)Entire Agreement. This Agreement, the Plan, the Restrictive Covenants and the
Global Appendix contain all of the understandings between the Company and the

Participant concerning the RSUs granted hereunder and supersede all prior agreements and understandings; provided, that the Restrictive Covenants shall be in addition to (and not in lieu of) any other restrictive covenants that the
Participant is subject to with respect to the Company or its Subsidiaries.
(i)Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Participant’s death, acquire any rights hereunder in accordance with this
Agreement or the Plan.
(j)Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of
Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.
(k)Compliance with Section 409A of the Internal Revenue Code. The RSUs are intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant.  The Company reserves the right to modify the terms of this
Agreement, including, without limitation, the payment provisions applicable to the RSUs, to the extent necessary or advisable to comply with Section 409A and reserves the right to make any changes to the RSUs so that the RSUs do not become deferred compensation under Section 409A.
For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A.
Notwithstanding any provision in the Plan or this Agreement to the contrary, if the Participant is a “specified employee” and a payment subject to Section 409A
(and not excepted therefrom) to the Participant is due upon “separation from service”, such payment shall be delayed for a period of six (6) months after the date the Participant “separates from service” (as defined in Section 409A of the
Code) (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable agreement. If the RSUs include a “series of installment payments” (within the meaning of Treas. Reg. § 1.409A-2(b)(2)(iii)), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the RSUs include “dividend equivalents” (within the meaning of Treas. Reg. §
1.409A-3(e)), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the RSUs.

Notwithstanding any provision of the Plan or this Agreement to the contrary, to the extent that the RSUs granted hereunder are subject to Section 409A, (i) a
Termination shall occur when the Participant experiences a “separation of service” (as defined in Section 409A), (ii) Disability shall mean that the
Participant is disabled as defined in Section 409A and (iii) a Change in Control shall not occur unless it also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the
Company’s assets (in either case, as defined in Section 409A).
Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or an affiliate thereof, including the Employer, be liable to the Participant on account of failure of the RSUs to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under
U.S. or foreign law, including, without limitation, under Section 409A.
Exhibit A
Restrictive Covenants
1.Acknowledgements. The Participant acknowledges and agrees that the Participant has or will have, among other things, developed relationships and access to Confidential
Information (defined below), in each case involving significant Company expense, that would provide the Participant and/or a competitor with an unfair competitive advantage if the
Participant were to leave the Company and thereafter provide services to a competitor of the
Company, misuse or divulge Confidential Information, or solicit clients or employees. The
Participant therefore agrees that the post-employment restrictions contained herein (a) are reasonably tailored to protect the Company’s legitimate business interests in light of the
Participant’s position and duties within the Company, the unique and valuable resources that the
Company invests in the Participant’s training, and the fact that the value of the RSUs is calculated to include special consideration for the undertakings herein; and (b) do not unfairly or unreasonably prohibit the Participant from seeking and obtaining employment opportunities following employment with the Company and the Participant intends that the post-employment restraints contained herein operate to the maximum extent; and (c) are a material condition of being granted the RSUs.
2.Confidentiality. During the course of the Participant’s employment with the
Company Group (collectively, the “Company Group”), the Participant will have access to non-
public financial, proprietary, commercial, business, technological, and/or technical information relating to the Company Group (collectively, “Confidential Information”). In addition, the
Participant understands that the Company Group will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty by the Company Group to maintain the confidentiality of such information. Subject to Section 5 below, the Participant agrees to keep confidential, both during and at all times after the Participant’s employment, all
Confidential Information and Third Party Information, and that the Participant will not disclose any such information (except as required by applicable law or for the proper performance of the
Participant’s duties and responsibilities for the Company). Subject to Section 5 below, the
Participant further agrees to abide by the Participant’s confidentiality obligations, both during and at all times after the Participant’s employment, which apply under applicable law, and which the Participant may agree to under other applicable policies or agreements that the
Participant may accept or acknowledge as a service provider of the Company Group.
3.Intellectual Property. The Participant agrees to assign, and hereby assigns, to the
Company all intellectual property rights, all ideas, inventions and designs conceived or reduced to practice by the Participant while in employment and which: (a) result from any work performed by the Participant for the Company Group; (b) relate to the Company Group’s then-
existing business or demonstrably anticipated research or development; or (c) were made with the Company Group’s equipment, supplies, facilities or trade secret information. All such ideas, inventions and designs shall be disclosed on a timely basis to the Company and title to such inventions, ideas and designs, including all intellectual property rights, shall be owned by the
Company.
4.Conflicts of Interest. During the Participant’s employment with the Company
Group, the Participant acknowledges and agrees that the Participant has a duty of loyalty to the
Company under applicable law, and that the Participant will avoid engaging in activities that create a conflict of interest. The Participant therefore agrees that, during the Participant’s employment with the Company Group, the Participant will not, directly or indirectly, engage in business activities that compete with the Company, solicit Company clients to move business or business opportunities of the Company Group to an entity other than the Company Group, or solicit employees of the Company Group to leave the Company Group.
5.Whistleblower Protections; Defend Trade Secrets Act. Notwithstanding anything to the contrary herein or in any other agreement with or policy of the Company Group, nothing in any of the Company Group’s policies or in any applicable agreement or otherwise limits the
Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and
Exchange Commission (the “SEC”) or any other federal, provincial, state, local or other applicable governmental agency or commission (“Government Agency”) regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against the
Participant for such communications. In addition, pursuant to the Defend Trade Secrets Act of
2016, the Participant will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and may use the trade secret information in the court proceeding, if the Participant (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.
6.Other Covenants. Provided that the Participant is not located in California, the
Participant shall also be subject to the provisions set forth in Appendix I hereto. For the avoidance of doubt, if the Participant is located in California, Appendix I shall not apply.
7.Non-Disparagement. During the Participant’s employment with the Company
Group and thereafter, subject to Section 5 above, the Participant shall not make any public statements, written or oral, in any form, about the Company or its subsidiaries (or any of their respective directors, officers, employees or equityholders) that are maliciously untrue, such that they are made with knowledge of their falsity or with reckless disregard for their truth or falsity.
8.Enforcement and Remedies. The Participant acknowledges and agrees that any breach or threatened breach of this Exhibit A is likely to cause the Company Group substantial and irreparable damage which is difficult to measure and would not be adequately compensable in damages. Therefore, in the event of any such breach or threatened breach, the Participant agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach without posting a bond (except as otherwise expressly required by law) and the right to specific performance of the provisions of this Exhibit A, and the Participant hereby waives the adequacy of a remedy at law as a defense to such relief.
Appendix I
(Not applicable if the Participant is located in California)
1.Non-Competition. Considering (i) the competing nature of the Company’s business sector; (ii)
the Participant’s expertise; (iii) the Participant’s position in the Company; (iv) the training and the resources placed at the Participant’s disposal by the Company; (v) strategic information to which the Participant has access in carrying out the Participant’s duties; and (vi) the relationships that the Participant will have while carrying out the Participant’s functions within the Company, the Participant and the Company acknowledge the necessity to protect the
Company’s legitimate interests by the insertion of this non-compete clause. To the greatest extent allowed by local law, during the Restricted Period, as defined below, the Participant agrees not to, directly or indirectly, provide Restricted Services, as defined below, whether as an employee, worker, independent contractor, volunteer, director, owner, advisor, partner, or otherwise, to any entity that provides products or services that compete with any products or services of the Company Group (such entity, a “Competitor”) within the Restricted Area, as defined below, except with prior written approval from the Company. Nothing herein shall prevent the Participant from owning an up to 2% interest in a publicly traded company which sells or engages in services that compete with the Company. In addition, nothing herein shall prevent the Participant from acting as an officer, employee, agent, independent contractor or consultant to a Competitor which engages in multiple lines of business, one or more of which may compete with the Company’s products or services, if the Participant has no direct or indirect involvement, participation, oversight or responsibility with respect to the unit, division, group, or other area of operations which cause such entity to be a Competitor.
(a)The “Restricted Period” shall mean 12 months following the date of the
Participant’s Termination for any reason (the “Termination Date”).
(b)“Restricted Services” shall mean services of any sort that relate to products or services of the Company Group about which, during the 12 months prior to the
Termination Date: (i) the Participant or a person under the Participant’s chain of command whether under the Participant’s direct or indirect supervision had responsibilities or performed material duties in the course of employment with the Company (including, without limitation, responsibilities or duties relating to research and development, operations, provision of products or services, technology, planning, marketing, sales, relationship management, compliance, risk, or finance); or (ii) the Participant obtained confidential information.
(c)The “Restricted Area” shall mean any country or countries in which the
Company Group provides products or services that fall within the definition of Restricted
Services, and in which the Company Group provided such services during the 12 months prior to the Termination Date.
(d)Notice of Competition. The Participant agrees to provide the Company with at least thirty (30) days’ written notice before commencing any position that would involve the Participant’s provision of Restricted Services to a Competitor during the Restricted Period, and to respond truthfully to any inquiry by the Company regarding the Participant’s plans or opportunities to join a Competitor during the Restricted Period.
2.Non-Solicitation of Clients. During the Restricted Period (as defined above), the Participant agrees not to, either on the Participant’s own account or on behalf of any other person, firm, company, organization or entity, directly or indirectly interfere with the relationship between the
Company Group and any of its clients or prospective clients in the Restricted Area (as defined above) by directly or indirectly soliciting any client or prospective client with respect to
Restricted Services (as defined above). This restriction shall only apply to clients or prospective clients with which the Participant had business-related or business-sponsored contact in the 12 months preceding the Termination Date. For purposes of this Section 2, “prospective client”
means any firm, company or person whose business or investment the Company Group has tried to solicit at any time during the 12 months before the Termination Date and to whom, during that period, the Participant has made a presentation or a pitch, and/or with whose potential custom, investment or business the Participant was personally concerned at any time during that period, and/or in respect of whom the Participant had access to confidential information as of the
Termination Date.
3.Non-Solicitation of Employees. During the Restricted Period (as defined above), the Participant agrees not to, either on the Participant’s own account or on behalf of any other person, firm, company, organization or entity, directly or indirectly participate in poaching, recruiting or soliciting any employee of the Company Group in the Restricted Area (as defined above) to leave the Company Group, provided that, in the 12 months preceding the Termination Date, the
Participant had substantial contact or business dealings with such employee, direct or indirect management authority over such employee, and/or access to confidential information about such employee.